Exhibit 10.17
WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 12, 2026, by and among JPMORGAN CHASE BANK, N.A. (“Lender”) DRONE NERDS, LLC, a Florida limited liability company (the “Company”), ANZU ROBOTICS, LLC, a Delaware limited liability company (“Anzu”; the Company and Anzu, collectively, the “Borrowers” and each, individually, a “Borrower”), and the other Loan Parties party hereto.
    Recitals
A.Lender, the Borrowers, and the other Loan Parties party thereto have entered into that certain Credit Agreement dated as of February 11, 2026 (as amended, and as the same may be further amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”).
B.Lender has extended credit to the Borrowers for the purposes permitted in the Credit Agreement.
C.The Borrowers acknowledge that one or more Events of Default have occurred under (i) Section 7.01(e) of the Credit Agreement as a result of their failure to provide notice to the Lender of receipt of notice of litigation or Proceedings commenced or threatened in writing against a Loan Party or any Subsidiary with respect to investigations commenced and lawsuits filed by the (x) State of Texas against the Borrowers between February 2026 and May 2026, (y) State of Florida against the Borrowers between April and October 2026, and (z) Federal Communications Commission against the Borrowers in May 2026, as required under Section 5.02(b) of the Credit Agreement; (ii) Section 7.01(d) of the Credit Agreement as a result of the Company’s reimbursement in the amount of Eight Hundred Eighty-Six Thousand Six Hundred Five and 44/100 Dollars ($886,605.44) from the Company to (directly or indirectly) XTI Parent relating to employee bonuses that XTI Parent funded on behalf of the Company prior to the Effective Date in violation of Section 6.08(a) of the Credit Agreement; (iii) Section 7.01(c) of the Credit Agreement as a result of the Company submitting Borrowing Base Certificates for the periods ended July 31, 2026, August 31, 2026 and September 30, 2026 with amounts that did not reflect the then-applicable definitions of Borrowing Base and Eligible Accounts; (iv) Section 7.01(c) of the Credit Agreement as a result of the Loan Parties failure to disclose (A) that certain Promissory Note in the original principal amount of $10,976,284.58 by Parent in favor of The Origin Group DN, Inc., a Delaware corporation (“DN Seller”) dated as of November 10, 2025 (the “DN Note”), and (B), that certain Promissory Note in the original principal amount of $954,459.53 by Parent in favor of The Origin Group AZ, Inc., a Delaware corporation (“AZ Seller”) dated as of November 10, 2025 (the “AZ Note”; the DN Note and the AZ Note each a “Seller Note” and, collectively, the “Seller Notes”); (v) Section 7.01(d) of the Credit Agreement as a result of the existence of the Seller Notes in violation of Section 6.01 of the Credit Agreement; (vi) Section 7.01(d) of the Credit Agreement as a result of one or more payments by the Loan Parties of amounts owed under the Seller Notes in violation of Section 6.08(b) of the Credit Agreement; (vii) Section 7.01(d) of the Credit Agreement as a result of the use of proceeds of the Loans to make payments on the Seller Notes in violation of Section 5.08(a) of the Credit Agreement; (viii) Section 7.01(f) of the Credit Agreement as a result of Parent Guarantor’s failure to make payment in respect of the Seller Notes, which constitute Material Indebtedness, when and as the same became due and payable on September 30, 2026; (ix) Section 7.01(g) of the Credit Agreement as a result of the payment default under the Seller Notes in the foregoing subclause (viii) which resulted in conditions which would permit the holders of the Seller Notes to cause the Seller Notes to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to their scheduled maturity; and (x) Section 7.01(c) of the Credit Agreement as a result of their failure to identify the breaches set forth in subclauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), and (ix) above, or otherwise any misrepresentation of the same, in any Borrowing Request, Borrowing Base Certificate, compliance certificate or other Loan Documents provided to the Lender prior to the date hereof (the foregoing subclauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), and (x), collectively, the “Designated Defaults”).
1633918421.9

D.Lender has agreed to waive the Designated Defaults, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
E.The Loan Parties and Lender have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
2.Amendments to Credit Agreement.
2.1Section 1.01 (Defined Terms). The following new defined terms and their respective definitions are inserted in Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
2.2“Credit Card Receivables” means any Account or Payment Intangible due to a Borrower in connection with purchases from and other goods and services provided by such Borrower on (a) Visa, MasterCard, American Express, Discover, and any other credit card or debit card issuers or processors that are reasonably acceptable to the Lender, and the successors and assigns of the foregoing and (b) such other credit cards (it being understood that such term, for purposes hereof, includes debit cards and private label credit cards or co-branded credit or debit cards) as the Lender shall approve from time to time in its Permitted Discretion, in each case which have been originated in the ordinary course of business by such Borrower and earned by performance (provided, for the avoidance of doubt, that the shipment of goods to a purchaser shall constitute performance regardless of the date such goods are actually received) by such Borrower but not yet paid to such Borrower by the credit card issuer or the credit card processor, as applicable, and which represents the bona fide amount due to such Borrower from such credit card processor or credit card issuer; provided that, in any event, “Credit Card Receivables” shall (x) exclude Accounts and Payment Intangibles due in connection with credit cards issued by Affiliates and (y) be calculated net of fees and chargebacks owed to credit card processors and deposits, holdbacks or escrows held by credit card issuers or processors.
2.3“Eligible Credit Card Receivables” means, as of any date of determination, such Credit Card Receivables of the Borrowers that satisfy all the requirements set forth below:
2.4(a)    such Credit Card Receivables are owned by a Borrower and such Borrower has good and marketable title to such Credit Card Receivables;
2.5(b)    such Credit Card Receivables have not been outstanding for more than ten (10) Business Days;
2.6(c)    the credit card issuer or the credit card processor of the applicable credit card with respect to such Credit Card Receivables (i) is not the subject of any Bankruptcy Event, (ii) is not liquidating, dissolving or winding up its affairs, (iii) is not otherwise deemed not creditworthy by the Lender in its Permitted Discretion, (iv) has not admitted in writing its inability, or is not generally unable to, pay its debts as they
1633918421.9

become due, (v) has not become insolvent and (vi) has not ceased operation of its business;
2.7(d)    such Credit Card Receivables are valid, legally enforceable obligations of the applicable credit card issuer or credit card processor with respect thereto;
2.8(e)    such Credit Card Receivables are subject to a first priority perfected Lien in favor of the Lender pursuant to the Collateral Documents;
2.9(f)    such Credit Card Receivables are not subject to any Lien whatsoever, other than (i) a Lien in favor of the Lender, and (ii) Liens that are otherwise permitted hereunder that do not have priority over the Liens securing the Secured Obligations;
2.10(g)    such Credit Card Receivables conform in all material respects to all representations, warranties or other provisions in the Loan Documents or in the Credit Card Agreements relating to such Credit Card Receivables;
2.11(h)    if such Credit Card Receivables have been disputed by the applicable credit card or debit card issuer or processor or is not being processed due to unpaid and/or accrued credit card processor fee balances, or if a claim, counterclaim, offset or chargeback has been asserted in writing by the applicable credit card issuer or credit card processor, the face amount thereof for purposes of determining the Borrowing Base has been reduced by the amount of such unpaid and/or accrued credit card processor fees or such claim, counterclaim, offset or chargeback;
2.12(i)    such Credit Card Receivables are not evidenced by “chattel paper” or an “instrument” (each as defined in the UCC) of any kind unless such chattel paper or instrument is in the possession or control of the Lender, and to the extent necessary or appropriate, endorsed to the Lender; and
2.13(j)    such Credit Card Receivables are not due from a credit card processor or issuer which is a Sanctioned Person.
2.14In determining the amount of any Eligible Credit Card Receivables, the face amount thereof may, in the Lender’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all customary fees and expenses in connection with the credit card arrangements applicable thereto and (ii) the aggregate amount of all cash received in respect thereof but not yet applied by the applicable Borrower to reduce the amount of such Eligible Credit Card Receivables.
2.15“Employee Bonus Reimbursement” means a reimbursement in the amount of Eight Hundred Eighty-Six Thousand Six Hundred Five and 44/100 Dollars ($886,605.44) from the Company to (directly or indirectly) XTI Parent relating to employee bonuses that XTI Parent funded on behalf of the Company prior to the Effective Date. Notwithstanding anything to the contrary contained herein, the Employee Bonus Reimbursement shall not be deemed a Restricted Payment solely for purposes of calculating Fixed Charges.
        “First Amendment Effective Date” means November 12, 2026.
2.16“Target Concentration Limit” means, for the period commencing on the First Amendment Effective Date and ending on December 31, 2026, fifty percent (50%).
1633918421.9

2.17Section 1.01 (Defined Terms). The following defined terms and their respective definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:
2.18“Borrowing Base” means, at any time, the sum of (a) without duplication of any amounts included in clauses (b) or (c) below, 85% of the Borrowers’ Eligible Non-Investment Grade Accounts at such time, plus (b) without duplication of any amounts included in clause (a) above, 90% of the Borrowers’ Eligible Investment Grade Accounts at such time, plus (c) without duplication of any amounts included in clauses (a) or (b) above, 85% of Eligible Credit Card Receivables at such time, plus (d) the least of (i) 75% of the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determine on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (e) Reserves. The Lender may, in its Permitted Discretion and in consultation with and up to at least ten (10) days’ prior written notice to the Borrower Representative, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Borrowing Base; provided, however, that notwithstanding anything in the definitions of Eligible Inventory and Eligible Accounts which would serve to exclude acquired Accounts or Inventory, Inventory and Accounts acquired pursuant to an Acquisition permitted hereunder shall constitute Eligible Inventory or Eligible Accounts, respectively, for the 90-day period following the consummation of the applicable Acquisition to the extent (i) such Inventory or Accounts, as applicable, contributes no more than 25% of the aggregate Borrowing Base at any time and (ii) such Inventory or Accounts, as applicable, would otherwise qualify as Eligible Inventory or Eligible Accounts, respectively.
“Payment Conditions” shall be deemed to be satisfied in connection with an Investment, Other Restricted Payment, or Permitted Acquisition if:

    (a)    no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such investment, Other Restricted Payment, or Permitted Acquisition;

    (b)     immediately after giving effect to and at all times during the ten (10)-day period immediately prior to such investment, Other Restricted Payment, or Permitted Acquisition, the Borrowers shall have (i) Availability calculated on a pro forma basis after giving effect to such investment, Other Restricted Payment, or Permitted Acquisition of not less than 25% of the Revolving Commitment, and (ii) a Fixed Charge Coverage Ratio for the trailing twelve months calculated on a pro forma basis after giving effect to such investment, Other Restricted Payment, or Permitted Acquisition of not less than 1.25 to 1.00; and

    (c)    Borrower Representative shall have delivered to the Lender a certificate in form and substance reasonably satisfactory to the Lender certifying as to the items described in (a) and (b) above and attaching calculations for item (b).

2.19Section 1.01 (Defined Terms). Subsection (e) of the defined term “Eligible Accounts” is hereby deleted and replaced in its entirety with the following:
2.20“(e)    which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) such Borrower exceeds 25% of the aggregate amount of Eligible Accounts of such Borrower or (ii) all Borrowers exceeds 25% (or, in the case of Target Corporation and its Affiliates, (x) solely for the period commencing on the First Amendment Effective Date and ending on December 31, 2026, the Target Concentration Limit and (y) thereafter, 30%) of the aggregate Eligible Accounts;”
1633918421.9

2.21Section 5.01 (Financial Statements; Borrowing Base and Other Information). Section 5.01(f) of the Credit Agreement is hereby amended in its entirety and replaced with the following:
2.22“(f)    not later than the required date of delivery of any Borrowing Base Certificate pursuant to clause (e) above, and at such other times as may be requested by the Lender, as of the period then ended, all delivered electronically in text (.txt), excel (.xls) or comma-separated value (.csv) formatted files acceptable to the Lender (and not, for the avoidance of doubt, in an Adobe (.pdf) file):
2.23(i)    a detailed aging of the Borrowers’ Accounts, including invoice dates and due dates, prepared in a manner reasonably acceptable to the Lender;
2.24(ii)    a detailed aging of Borrowers’ Credit Card Receivables, including length outstanding, the credit card issuer or the credit card processor, and such other details that Lender may request in its Permitted Discretion, prepared in a manner reasonably acceptable to the Lender;
2.25(iii)    a schedule detailing the Borrowers’ Inventory, in form reasonably satisfactory to the Lender and specifying the cost, quantity, location and (if available) the market value of Borrowers’ and their Subsidiaries’ Inventory, by category (e.g., raw material, work-in-progress, finished goods, etc.);
2.26(iv)    a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts, Eligible Credit Card Receivables, and Eligible Inventory, such worksheet detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;
2.27(v)    copies of (A) the trial balance of the Borrowers as of the period then ended and (B) the general ledger of the Borrowers, including detailed listings of Borrowers’ Accounts, Credit Card Receivables, Inventory, accounts payable, and the loan balance;
2.28(vi)    a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;
2.29(vii)    a schedule and aging of the Borrowers’ accounts payable, prepared in a manner reasonably acceptable to the Lender; and
2.30(viii)    such further supporting information as may be reasonably requested from time to time by the Lender;”
2.31Section 5.01 (Financial Statements; Borrowing Base and Other Information). Subsection 5.01(g)(iv) of the Credit Agreement is hereby amended in its entirety and replaced with the following:
2.32“(iv)    a reconciliation of the Borrowers’ Accounts, Credit Card Receivables, and Inventory between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clauses (f)(i) and (f)(ii) above, and (B) the amounts and dates shown in the reports delivered pursuant to clauses (f)(i) and (f)(ii) above and the Borrowing Base Certificate delivered pursuant to clause (e) above as of such date;”
2.33Section 6.08 (Restricted Payments; Certain Payments of Indebtedness). Subsection 6.08(a)(vi) of the Credit Agreement is hereby amended in its entirety and replaced with the following:
1633918421.9

“(vi) each of the Effective Date Distribution and the Employee Bonus Reimbursement so long as no Event of Default is continuing at the time such distribution is made, and”
2.34Section 6.08 (Restricted Payments; Certain Payments of Indebtedness). Section 6.08(b) of the Credit Agreement is hereby amended in its entirety and replaced with the following:
2.35“(b)    No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of Indebtedness created under the Loan Documents, (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof (provided, however, that as long as the Payment Conditions are satisfied, the Borrowers may make Other Restricted Payments), (iii) refinancings of Indebtedness to the extent permitted by Section 6.01, and (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05.”
3.Acknowledgement of Default; Limited Waiver. Effective as of the date of this Agreement, and subject to the terms and conditions set forth in this Agreement, the Lender hereby waives the Designated Defaults. The Lender confirms that it has not elected, and agrees that it shall not elect, to charge interest at the rate set forth in Section 2.12(d) of the Credit Agreement in respect of the Designated Defaults, and the Designated Defaults shall not be deemed to have caused a Weekly Reporting Period to occur. The waiver contained herein shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default now existing or hereafter arising (other than the Designated Defaults) or any other provision or to prejudice any right, power or remedy which the Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document (after giving effect to this Agreement), all of which rights, powers and remedies are hereby expressly reserved by the Lender and shall not constitute a custom or course of dealing among the parties hereto.
4.Limitation of Amendments.
4.1The amendments set forth in Section 2 and the waiver set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.
4.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.Representations and Warranties. To induce Lender to enter into this Amendment, the Loan Parties hereby represent and warrant to Lender as follows:
5.1(a) Other than with respect to the Designated Defaults, the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Default or Event of Default (other than the Designated Defaults) has occurred and is continuing;
1633918421.9

5.2the Loan Parties have the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;
5.3The organizational documents of the Loan Parties delivered to Lender on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4The execution and delivery by the Loan Parties of this Amendment and the performance by the Loan Parties of their obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;
5.5The execution and delivery by the Loan Parties of this Amendment and the performance by the Loan Parties of their obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any Requirement of Law in any material respect, (b) any Material Agreement with a Person binding on any Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on any Loan Party, or (d) the organizational documents of any Loan Party;
5.6The execution and delivery by the Loan Parties of this Amendment and the performance by the Loan Parties of their obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Loan Parties; and
5.7This Amendment has been duly executed and delivered by the Loan Parties and is the binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.
6.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.Electronic Signatures. Delivery of an executed counterpart of a signature page of this Amendment by fax, emailed pdf., or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
8.Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full, or waiver by the Lender, of each of the following conditions (the “Amendment Effective Date”):
8.1Lender shall have received a copy of this Amendment, duly executed and delivered by the Loan Parties;
8.2Lender shall have received an [Assignment, Assumption and Release Agreement] between XTI Parent, Parent, DN Seller and AZ Seller, expressly releasing Parent, Borrower and each other Loan Party from any obligations under the Seller Notes in form and substance satisfactory to Lender, duly executed and delivered by the parties thereto;
1633918421.9

8.3The Borrowers shall have paid to Lender an amendment fee in the amount of Fifty Thousand Dollars ($50,000), which fee shall be fully earned and non-refundable on the Amendment Effective Date; and
8.4The Borrowers shall have paid all outstanding costs and expenses owed to Lender pursuant to the Credit Agreement incurred through the date of this Amendment, including, without limitation, all reasonable documented out-of-pocket fees, charges and disbursements of counsel for Lender.
9.Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged pursuant to the Loan Documents to Lender, as collateral security for the Secured Obligations, and acknowledge that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the Amendment Effective Date.
10.Reference to and Effect on the Credit Agreement.
10.1Upon the effectiveness of this Amendment, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.
10.2Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
10.3The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
11.RELEASE. IN CONSIDERATION OF THIS AMENDMENT, THE LOAN PARTIES HEREBY IRREVOCABLY RELEASE AND FOREVER DISCHARGE LENDER AND EACH OF ITS RESPECTIVE AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND ATTORNEYS (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER WHICH ANY LOAN PARTY MAY NOW HAVE OR CLAIM TO HAVE ON AND AS OF THE AMENDMENT EFFECTIVE DATE AGAINST ANY RELEASED PERSON, WHETHER PRESENTLY KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, CONTINGENT OR NON-CONTINGENT, AND OF EVERY NATURE AND EXTENT WHATSOEVER (COLLECTIVELY, “CLAIMS”), IN EACH CASE OF THE FOREGOING SOLELY TO THE EXTENT ARISING UNDER OR WITH RESPECT TO THE LOAN DOCUMENTS, OTHER THAN ANY CLAIM ARISING SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH RELEASED PERSON.
12.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its laws of conflicts).
[Balance of Page Intentionally Left Blank]
1633918421.9

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWERS:

DRONE NERDS, LLC

By:

/s/ Jeremy Schneiderman
Name: Jeremy Schneiderman
Title: Chief Executive Officer

ANZU ROBOTICS, LLC

By:

/s/ Randall Warnas
Name: Randall Warnas
Title: Chief Executive Officer

OTHER LOAN PARTIES:

XTI DRONES HOLDINGS, LLC

By:

/s/ Brooke Turk
Name: Brooke Turk
Title: Chief Financial Officer

DRONE NERDS TECH SAS LLC

By:

/s/ Jeremy Schneiderman
Name: Jeremy Schneiderman
Title: Chief Executive Officer

LENDER:
JPMORGAN CHASE BANK, N.A.

By:

/s/ Ronald J. Banks
Name: Ronald J. Banks
Title: Authorized Officer

[Signature Page to Waiver and First Amendment to Credit Agreement]